Exhibit 99.1

Contacts:	Media	Investors

	Stephen Cohen	Joyce Arpin

	(212) 886-9332	(702) 880-4707

Caesars Entertainment Announces Completion of

Harrah’s Philadelphia Sale and Lease Amendments

LAS VEGAS – December 26, 2018 – Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment” or “Caesars”) today announced it has completed the sale of the real estate assets associated with Harrah’s Philadelphia to VICI Properties Inc. (“VICI Properties” or “VICI”). Caesars Entertainment received $82.5 million in cash in return for Harrah’s Philadelphia’s real estate assets, reflecting a purchase price reduction for the value of certain lease modifications and other aspects of the transaction as part of the previously announced agreement between the two companies.

“The completion of this transaction with VICI provides Caesars with financial flexibility and reduces the volatility of our future rent payments, demonstrating our commitment to creating value for our shareholders while maintaining financial discipline,” said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment.

Caesars leased Harrah’s Philadelphia from VICI pursuant to the existing long-term lease agreement related to other domestic properties, as modified (“Non-CPLV”). The property remains a part of the Caesars Entertainment network and continues to benefit from the Harrah’s brand, the Total Rewards loyalty network and access to centralized services.

In connection with the transaction, Caesars and VICI have consummated certain lease modifications to the Caesars Palace Las Vegas (“CPLV”) and Non-CPLV leases. The modifications are intended to bring the lease terms into alignment with other market precedents and the long-term performance of the properties. The changes moderate volatility in Caesars’ rent payments to VICI while resulting in near-term increases in rent for VICI. The modifications also create additional flexibility to facilitate Caesars’ development ambitions on the East Side of the Las Vegas Strip by removing certain impediments associated with those plans.

About Caesars Entertainment

Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions.

Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

Forward-Looking Statements

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “intend” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual results may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the fact that Caesars may not achieve the benefits contemplated by the sale transaction and lease modifications described above, and may include other factors described from time to time in Caesars’ and VICI’s reports filed with the SEC.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this document. Caesars and VICI undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as required by law.